UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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JAVELIN Mortgage Investment Corp.
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JAVELIN Mortgage Investment Corp.
3001 Ocean Drive
Suite 201
Vero Beach, Florida  32963
Telephone:  (772) 617-4340
April 13, 2015
Dear Stockholder:

You are cordially invited to attend the 2015 annual meeting of stockholders of JAVELIN Mortgage Investment Corp. We will hold the meeting on Wednesday, May 27, 2015, at 10:00 a.m. (EDT) at the Vero Beach Hotel & Spa, 3500 Ocean Drive, Vero Beach, Florida 32963. We hope that you will be able to attend.

Your vote is very important to us. Whether or not you plan to attend the annual meeting in person, your shares should be represented and voted. After reading the enclosed proxy statement, please vote your shares as soon as possible. Stockholders may vote in person at the annual meeting, by completing and returning a proxy card or by telephone or Internet, as further explained in the proxy statement. Submitting a vote before the annual meeting will not preclude you from voting in person at the annual meeting should you decide to attend. In addition, this proxy statement, the notice of annual meeting, the proxy card and our 2014 annual report will be mailed or made accessible via the Internet on the Company’s website at www.javelinreit.com on or about April 13, 2015.

On behalf of our Board of Directors, I extend our appreciation for your continued support.

Sincerely,
Scott J. Ulm
Co-Chief Executive Officer and Co-Vice Chairman

i

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS ON MAY 27, 2015
The annual meeting of stockholders of JAVELIN Mortgage Investment Corp. will be held on Wednesday, May 27, 2015 at 10:00 a.m. (EDT) at the Vero Beach Hotel & Spa, 3500 Ocean Drive, Vero Beach, Florida  32963, for the purpose of considering and acting on the following proposals:

(1)	To elect nine (9) directors to JAVELIN’s Board of Directors until our 2016 annual meeting of stockholders and until their successors are duly elected and qualified;

(2)	To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as JAVELIN’s independent registered certified public accountants for fiscal year 2015;

(3)	To approve, by a non-binding vote, JAVELIN's 2014 executive compensation;

(4)	To approve, by a non-binding vote, the frequency of future stockholder advisory votes relating to JAVELIN's executive compensation; and

(5)	To transact any other business as may properly come before the annual meeting or any adjournments or postponements of the meeting.

Only holders of JAVELIN’s common stock of record at the close of business on April 6, 2015, the record date and time fixed by JAVELIN’s Board of Directors, are entitled to notice of and to vote at the annual meeting. Additional information regarding the proposals to be acted on at the annual meeting can be found in the accompanying proxy statement.

Our Board of Directors unanimously recommends that you vote your shares “FOR” proposals 1, 2 and 3 and “ONE (1) YEAR” for proposal 4.

By Order of the Board of Directors,
Scott J. Ulm
Co-Chief Executive Officer and Co-Vice Chairman
April 13, 2015

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with the rules of the Securities and Exchange Commission, we are furnishing our proxy materials, including this proxy statement and our 2014 annual report, to our stockholders via the Internet. On April 13, 2015, we began mailing to certain of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) that contains instructions on how to access our proxy materials on the Internet. The Notice of Internet Availability also contains instructions on how to vote via the Internet or by telephone. Other stockholders, in accordance with their prior requests, received an email with instructions on how to access our proxy materials and vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting form. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice of Internet Availability.

Important Notice Regarding the Availability of Proxy Materials
for the JAVELIN Annual Meeting of Stockholders to be held on May 27, 2015

This proxy statement and our 2014 annual report are available online at www.javelinreit.com.

ADMISSION TO THE 2015 ANNUAL MEETING
An admission ticket (or other proof of share ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to JAVELIN’s 2015 annual meeting of stockholders. Only stockholders who own common stock as of the close of business on April 6, 2015 and invited guests will be entitled to attend the meeting. An admission ticket will serve as verification of your ownership.

•	If your shares are registered in your name, an admission ticket will be held for you at the check-in area at the annual meeting.

•
If your shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the annual meeting if you bring a recent bank or brokerage statement showing that you owned common stock on April 6, 2015.

If you plan to attend the annual meeting, you can obtain directions to the Vero Beach Hotel & Spa from the hotel’s website at http://www.verobeachhotelandspa.com.

PROXY STATEMENT
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of JAVELIN Mortgage Investment Corp. (“Board” or “Board of Directors”) for the 2015 annual meeting of stockholders to be held on Wednesday, May 27, 2015, at 10:00 a.m. (EDT) (the "annual meeting"). In this 2015 proxy statement (the "proxy statement"), except where the context suggests otherwise, references to “we,” “us,” “JAVELIN” or the “Company” are to JAVELIN Mortgage Investment Corp.

Questions and Answers about Proxy Materials, the Annual Meeting and Voting Your Common Shares

Why am I receiving these materials?

The Board has made these proxy materials available to you on the Internet, or has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at the annual meeting. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission ("SEC") rules and that is designed to assist you in voting your shares.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our 2014 annual report to our stockholders, by providing access to such documents over the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials. Instead, the Notice of Internet Availability, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability.

Who is entitled to vote?

Each holder of record of JAVELIN common stock as of the close of business on April 6, 2015, the record date for the annual meeting, is entitled to attend and vote at the annual meeting.

How many votes do I have?

Every holder of a share of common stock on the record date will be entitled to one vote per share for each director to be elected at the annual meeting and to one vote per share on each other matter presented at the annual meeting. As of the close of business on April 6, 2015, the record date for the annual meeting, there were 11,991,162 shares of common stock outstanding and entitled to vote at the annual meeting.

What proposals are being presented at the annual meeting?

JAVELIN intends to present proposals numbered 1, 2, 3 and 4 for stockholder consideration and voting at the annual meeting. These proposals are for:

(1)	Election of nine (9) members of JAVELIN’s Board of Directors;

(2)	Ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as JAVELIN’s independent registered certified public accountants for fiscal year 2015;

(3)	Approval, by a non-binding vote, of JAVELIN's 2014 executive compensation; and

(4)	Approval, by a non-binding vote, of the frequency of future stockholder advisory votes relating to JAVELIN's executive compensation.

Other than the matters set forth in this proxy statement and matters incident to the conduct of the annual meeting, we do not know of any business or proposals to be considered at the annual meeting. If any other business is proposed and properly presented at the annual meeting, the proxies received from our stockholders give the proxy holders the authority to vote on such matter in their discretion.

How does the Board recommend that I vote?

The Board unanimously recommends that you vote your shares:

(1)“FOR” the election of each of the nine (9) nominees as directors;

(2)	“FOR” the ratification of the appointment of Deloitte as JAVELIN's independent registered certified public accountants for fiscal year 2015;

(3)	“FOR” the approval, by a non-binding vote, of JAVELIN's 2014 executive compensation; and

(4)	“ONE (1) YEAR” with respect to the frequency of future stockholder advisory votes on executive compensation.

How do I attend the annual meeting?

All stockholders are invited to attend the annual meeting. An admission ticket (or other proof of share ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the annual meeting. Only stockholders who own common stock as of the close of business on April 6, 2015 and invited guests will be entitled to attend the meeting. An admission ticket will serve as verification of your ownership. Registration will begin at 9:30 a.m. (EDT) and the annual meeting will begin at 10:00 a.m. (EDT).

•
If your shares are registered in your name and if you received your proxy materials by mail and voted by completing your proxy card or voted by telephone or Internet and indicated that you plan to attend the meeting, an admission ticket will be held for you at the check-in area at the annual meeting.

•
If your JAVELIN shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the annual meeting if you bring a recent bank or brokerage statement showing that you owned our common stock on April 6, 2015. You should report to the check-in area for admission to the annual meeting.

What is a proxy?

A “proxy” allows someone else (the “proxy holder”) to vote your shares on your behalf. Our Board of Directors is asking you to allow either of the following persons to vote your shares at the annual meeting: Jeffrey J. Zimmer and Scott J. Ulm.

How do I vote?

If your JAVELIN shares are registered in your name you may vote your shares in person at the annual meeting by completing and returning a proxy card, or by telephone or Internet as set forth in the proxy card or Notice of Internet Availability mailed to you. If you hold your common stock in an account with a bank or broker (i.e. in “street name”), you may vote by following the instructions on the voting instruction card provided to you by your bank or broker.

May I change or revoke my vote?

Yes. You may change your vote in one of several ways at any time before your proxy is exercised:

•	Submit another proxy card (or voting instruction card) with a date later than your previously delivered proxy card (or voting instruction card);

•
Notify Jeffrey J. Zimmer or Scott J. Ulm in writing, addressed to them at: JAVELIN Mortgage Investment Corp., 3001 Ocean Drive, Suite 201 Vero Beach, Florida 32963, before the annual meeting that you are revoking your proxy or, if you hold your shares in “street name,” follow the instructions on the voting instruction card;

•	Vote again via the Internet or by telephone; or

•	If you are a holder of record, or a beneficial owner with a proxy from the holder of record, vote in person at the annual meeting.
What is a quorum?

A quorum is necessary to hold a valid meeting. The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum for the conduct of business.

What vote is required in order to approve each proposal?

For Proposal 1: Election of Directors, the affirmative vote of the holders of common stock having a majority of the votes cast on such proposal at the annual meeting is required. See "The Board of Directors, Its Committees and Other Corporate Governance Information - Corporate Governance Developments since our 2014 Annual Meeting - Majority Voting for Directors and Director Resignation Policy." For Proposal 2: Ratification of the Appointment of Independent Registered Certified Public Accountants, the affirmative vote of the holders of common stock having a majority of the votes cast on such proposal at the annual meeting is required. For Proposal 3: Advisory Vote Approving Executive Compensation, the affirmative vote of the holders of common stock having a majority of the votes cast on such proposal at the annual meeting is required. For Proposal 4: Advisory Vote on Frequency of Executive Compensation, the frequency of the advisory vote on executive compensation receiving the greatest number of votes (every one (1), two (2), or three (3) years) will be considered the frequency recommended by stockholders.

Pursuant to Maryland law, for all four proposals above, (i) shares of common stock which are represented by “broker non-votes” (i.e., common stock held by brokers which are represented at the annual meeting but with respect to which the broker is not empowered to vote on a particular proposal) and (ii) shares which abstain from voting on any matter, are not included in the determination of the common stock voting on such matter, but are counted for quorum purposes.

Who will bear the cost of soliciting proxies?

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, solicitations may also be made by telephone, telegram, facsimile, email or in person by directors, officers or other personnel of the Company, who will receive no additional compensation for such services.

PROPOSAL 1 - ELECTION OF DIRECTORS
Director Nominees

JAVELIN’s Board of Directors is currently comprised of nine (9) members. The nine (9) nominees are listed below. All nine nominees are presently directors of JAVELIN.

If instructed, the persons named on the accompanying proxy card will vote for the election of the nominees named below to serve for the ensuing year and until their successors are elected and qualified. If any nominee for director shall become unavailable (which management has no reason to believe will be the case), it is intended that the shares represented by the enclosed proxy card will be voted for any such replacement or substitute nominee as may be nominated by our Board.

Director Nominees	Age	Director Since	Current Positions
Scott J. Ulm	56	2012	Co-Chief Executive Officer, Co-Vice Chairman, Chief Investment Officer and Head of Risk Management
Jeffrey J. Zimmer	57	2012	Co-Chief Executive Officer, Co-Vice Chairman and President
Daniel C. Staton	62	2012	Non-Executive Chairman
Marc H. Bell	47	2012	Director
John C. Chrystal	57	2012	Independent Director
Thomas K. Guba	64	2012	Lead Independent Director
Robert C. Hain	62	2012	Independent Director
John P. Hollihan, III	65	2012	Independent Director
Stewart J. Paperin	67	2012	Independent Director

The following is a brief biographical statement for each director nominee:

Scott J. Ulm has been the Co-Chief Executive Officer, Co-Vice Chairman, Chief Investment Officer and Head of Risk Management of JAVELIN since June 18, 2012. Mr. Ulm was a Co-Managing Member of ARMOUR Residential Management, LLC, our external manager (“ARRM”), from March 2008 until December 2014. Since December 2014, Mr. Ulm has been the managing member of the entity that acts as one of the general partners of ARMOUR Capital Management LP, the successor to ARRM as our external manager (“ACM”). Mr. Ulm has also served as the Co-Chief Executive Officer of Staton Bell Blank Check LLC, the sub-manager to ACM ("SBBC"), since January 2015. See "Certain Relationships and Related Party Transactions" in this proxy statement for more information regarding ACM, ARRM and SBBC. Mr. Ulm has also been the Co-Chief Executive Officer, Co-Vice Chairman, Chief Investment Officer and Head of Risk Management of ARMOUR Residential REIT, Inc., a publicly-traded real estate investment trust ("REIT") (NYSE: ARR) which invests in and manages a leveraged portfolio of agency mortgage backed securities and other mortgage-related investments (“ARMOUR”), since November 2009. ARMOUR is also externally-managed by ACM. Mr. He is also a Trustee of the Cary Institute of Ecosystems Studies. Ulm has 27 years of structured finance and debt capital markets experience, including mortgage-backed securities. Mr. Ulm has advised numerous U.S., European, and Asian financial institutions and corporations on balance sheet and capital raising matters. From 2005 to 2009, Mr. Ulm was Chief Executive Officer of Litchfield Capital Holdings. From 1986 to 2005, he held a variety of senior positions at Credit Suisse both in New York and London, including Global Head of Asset-Backed Securities, Head of United States and European Debt Capital Markets and the Global Co-Head of Collateralized Debt Obligations, both cash and synthetic. While at Credit Suisse, Mr. Ulm was responsible for the underwriting and execution of more than $100 billion of mortgage- and asset-backed securities. At Credit Suisse, he was a member of the Fixed Income Operating Committee and the European Investment Banking Operating Committee. Mr. Ulm holds a B.A. summa cum laude from Amherst College, an M.B.A. from Yale School of Management and a J.D. from Yale Law School.

As a result of Mr. Ulm’s 27 years of experience in structured finance and debt capital markets, including mortgage-backed securities, he is able to provide valuable business, leadership, and management advice to our Board of Directors in many critical areas.

Jeffrey J. Zimmer has been the Co-Chief Executive Officer, Co-Vice Chairman and President of JAVELIN since June 18, 2012 and was the Secretary of JAVELIN from June 2012 to March 2014. Mr. Zimmer was a Co-Managing Member of ARRM from March 2008 until December 2014. Since December 2014, Mr. Zimmer has been the managing member of the entity that acts as one of the general partners of ACM. Mr. Zimmer has also served as the Co-Chief Executive Officer of SBBC since January 2015. See "Certain Relationships and Related Party Transactions" in this proxy statement for more information on ACM, ARRM and SBBC. Mr. Zimmer has also been the Co-Chief Executive Officer, Co-Vice Chairman and President of ARMOUR since November 2009 and also served as Chief Financial Officer of ARMOUR from November 2009 to September 2012 and was the Secretary of ARMOUR from November 2009 to March 2014. Mr. Zimmer has significant experience in the mortgage-backed securities market over a 30 year period. From September 2003 through March 2008, he was the co-founder and Chief Executive Officer of Bimini Capital

Management, Inc., a publicly-traded REIT. From 1990 to 2003, he was a managing Director at RBS/Greenwich Capital in the Mortgage-Backed and Asset-Backed Department where he held various positions that included working closely with some of the nation's largest mortgage banks, hedge funds and investment management firms on various mortgage-backed securities investments. Mr. Zimmer was employed at Drexel Burnham Lambert in the institutional mortgage-backed sales area from 1984 until 1990. He received his M.B.A. in finance from Babson College and a B.A. in economics and speech communication from Denison University.

As a result of Mr. Zimmer’s 30 years of experience in the mortgage-backed securities market, including serving as president and chief executive officer of other publicly-traded REITs, he is able to provide valuable business, leadership, and management advice to our Board of Directors in many critical areas.

Daniel C. Staton has been the Non-Executive Chairman of JAVELIN since June 18, 2012. Mr. Staton has also been the Non-Executive Chairman of ARMOUR since November 2009 and was the President, Chief Executive Officer and Director of Enterprise Acquisition Corp. (“Enterprise”) from its inception in 2007 until its merger with ARMOUR in November 2009. Mr. Staton has more than 13 years of experience sourcing private equity and venture capital investments. Since January 2015, Mr. Staton has indirectly owned a minority limited partnership interest in ACM. Since 2003, he has been Managing Director of the private equity firm Staton Capital LLC, and also served as the Chairman of the Board of FriendFinder Networks Inc. (“FriendFinder”), a leading internet-based social networking and multimedia entertainment company, from October 2004 until June 2012. Mr. Staton was a Co-Chairman of the Board of FriendFinder, which went public in May 2011, from July 2012 to December 2013, and a consultant to FriendFinder from October 2012 until December 2013. Under Mr. Staton’s leadership as Co-Chairman of the Board, FriendFinder was strategically restructured in 2013 pursuant to a consensual prepackaged plan of reorganization under Chapter 11 of the United States Bankruptcy Code. The restructuring resulted in all general unsecured creditors being paid in full. Between 1997 and 2007, Mr. Staton was President of The Walnut Group, a private investment firm, where he served as initial investor and Director of Build-A-Bear Workshop, the initial investor in Deal$: Nothing Over a Dollar (until its sale to Supervalu Inc.), and Director of Skylight Financial. Prior to The Walnut Group, Mr. Staton was General Manager and Partner of Duke Associates from 1981 until its IPO in 1993, and then served as Chief Operating Officer and Director of Duke Realty Investments, Inc. (NYSE: DRE) until 1997. Mr. Staton also served as Chairman of the Board of Storage Realty Trust from 1997 to 1999, when he led its merger with Public Storage (NYSE: PSA), where he continues to serve as a Director. Mr. Staton supplements his professional network by co-producing and investing in numerous Broadway musicals as well as with relationships with not-for-profit organizations. Mr. Staton majored in Finance at the University of Missouri and holds a B.S. degree in Specialized Business from Ohio University and a B.S. degree in Business (Management) from California Coast University.

Mr. Staton has extensive experience serving on the boards of directors of private and public companies and sourcing private equity and venture capital investments and brings significant corporate governance expertise to our Board of Directors.

Marc H. Bell has been a director of JAVELIN since June 18, 2012. Mr. Bell has also been a director of ARMOUR since November 2009 and was the Chairman of the Board of Directors and Treasurer of Enterprise from its inception in 2007 until its merger with ARMOUR in November 2009. Since January 2015, Mr. Bell has indirectly owned a minority limited partnership interest in ACM. Mr. Bell has served as Managing Director of Marc Bell Capital Partners LLC, an investment firm which invests in media and entertainment ventures, real estate, and distressed assets, since 2003. Mr. Bell previously served as the Chief Executive Officer of FriendFinder, which went public in May 2011, from October 2004 to June 2012, the President from October 2004 until March 2012, the Co-Chairman of the Board of FriendFinder from July 2012 to December 2013, a consultant to FriendFinder from October 2012 to December 2013, and its Chief Strategy Officer during 2012. Under Mr. Bell’s leadership as Co-Chairman of the Board, FriendFinder was strategically restructured in 2013 pursuant to a consensual prepackaged plan of reorganization under Chapter 11 of the United States Bankruptcy Code. The restructuring resulted in all general unsecured creditors being paid in full. Previously, Mr. Bell was the founder and President of Globix Corporation, a full-service commercial Internet Service Provider with data centers and a private network with over 20,000 miles of fiber spanning the globe. Mr. Bell served as Chairman of the Board of Globix Corporation from 1998 to 2003 and Chief Executive Officer from 1998 to 2001. Mr. Bell was also a member of the Board of Directors of EDGAR Online, Inc. (NASDAQ: EDGR), an Internet-based provider of filings made by public companies with the SEC, from 1998 to 2000. Mr. Bell has also been a co-producer of Broadway musicals, and serves as a member of the Board of Trustees of New York University and Board of Overseers of New York University Langone Medical Center. Mr. Bell holds a B.S. degree in Accounting from Babson College and an M.S. degree in Real Estate Development from New York University.

Mr. Bell's past experience as managing director of an investment firm, as well as serving on the boards of directors of several public companies, allows him to provide valuable business, leadership, and management advice to our Board of Directors in many critical areas.
John C. Chrystal has been a director of JAVELIN since July 2, 2012. Mr. Chrystal has been active in domestic and global financial markets for over 25 years, with extensive experience in risk management, structured finance, trading, credit, and derivative products. Mr. Chrystal has been an independent director of The Bancorp, Inc. (NASDAQ: TBBK) and its subsidiary, The B ancorp. Bank, since January 2013 and Morgan Stanley Derivative Products, a specialized derivative product company established by Morgan Stanley, since 2010, and has served as an independent director for funds managed by the Trust for Advised Portfolios, including a long-short credit fund since 2010. Since early 2009, Mr. Chrystal has advised multiple companies concerning restructuring of their credit derivative portfolios, including a successful restructuring of a multi-billion-dollar credit default swap portfolio managed by Primus Asset Management, a subsidiary of Primus Guaranty, Ltd. From 2005 through 2008, Mr. Chrystal was Chief Risk Officer and Head of Structured Products for DiMaio Ahmad Capital, an investment management firm specializing in credit-focused hedge funds and collateralized loan obligation funds. From 1993 through 2005, Mr. Chrystal held several senior positions in London and New York with Credit Suisse, Credit Suisse Financial Products and Credit Suisse Asset Management. These positions included Head of Credit Products Europe, Global Head of Structured Credit Products, and Global Head of CDO’s and Liability Management. Mr. Chrystal served as a member of several risk management and operating committees in both Credit Suisse and Credit Suisse Asset Management. Mr. Chrystal began his Wall Street career in 1985 at Bankers Trust Company, where he focused on derivative product development, including the first credit default swaps, and mortgage-related derivative products. Mr. Chrystal holds an M.B.A. in finance from the University of Chicago and a B.S. in agricultural business from Iowa State University.

Mr. Chrystal has a broad range of experience across domestic and international financial markets and in-depth exposure to a diverse array of asset classes, which will allow him to provide our Board of Directors with valuable advice regarding risk management, investments in our target assets and access to the financial markets.
Thomas K. Guba has been a director of JAVELIN since June 18, 2012 and the lead independent director of JAVELIN since March 2014. Mr. Guba has been a director of ARMOUR since November 2009 and the lead independent director of ARMOUR since March 2014. Mr. Guba has been the senior executive or head trader of various Wall Street mortgage and government departments in his 37 years in the securities business. Since 2009, Mr. Guba has been employed by Auriga Securities, USA, performing broker-dealer transactions in mortgage-backed securities. From 2001 through 2008, Mr. Guba was President and Principal of the Winter Group, a fully integrated mortgage platform and money management firm. He was Managing Director of Structured Product Sales at Credit Suisse First Boston from 2000 to 2002, Managing Director and Department Manager of Mortgages and U.S. Treasuries at Donaldson Lufkin Jenrette, which was subsequently purchased by Credit Suisse First Boston, from 1994 to 2000, Executive Vice President and Head of Global Fixed Income at Smith Barney from 1993 to 1994, Managing Director of the Mortgage and U.S. Treasuries Department at Mabon Securities from 1990 to 1993, Senior Vice President and Mortgage Department Manager at Drexel Burnham Lambert from 1984 to 1990, Senior Vice President and Head Mortgage Trader at Paine Webber from 1977 to 1984, and a trader of mortgaged backed securities at Bache & Co. from 1975 to 1977. Mr. Guba was also a Second Lieutenant, Military Police Corps, in the United States Army from 1972 to 1974. Mr. Guba holds a B.A. in political science from Cornell University and a M.B.A. in finance from New York University and serves on the Board of the SIFMA Foundation as a Treasurer.

Mr. Guba's past experience on Wall Street allows him to provide valuable insights and advice to our Board of Directors, particularly as it pertains to the capital markets.

Robert C. Hain has been a director of JAVELIN since June 18, 2012. Mr. Hain has also been a director of ARMOUR since November 2009. Mr. Hain has been a non-executive director of Bank Leumi (UK) Plc, a majority-owned subsidiary of Bank Leumi Le Israel BM, one of Israel's largest financial institutions, since 2012. Mr. Hain has been Chairman of City Financial Investment Company Limited ("City Financial") since 2006, a partner at Shadbolt Partners LLP since 2005, and a director of Wittering Limited since 2005 and Kingsway Consultancy Limited since 2007, each of which is engaged in asset management in the United Kingdom and Europe. Mr. Hain is also a director of HomeChoice International Plc (Malta), a retailer of home furnishings to South Africans listed on the Johannesburg Stock Exchange and a director of Sound Diplomacy Holdings Ltd. (London) and a member of the advisory board of The DHX Animation Fund (London). Previously, Mr. Hain was a director of Majorpoint Limited (London) from 2006 to 2014, the Non-Executive Chairman of Dundee Wealth SA (Luxembourg) from 2007 to 2009, a director of Tailwind Financial Inc. (Canada) from 2006 to 2009 and the Vice Chairman of CSS Stellar Holdings Inc. from 2005 to 2006. Mr. Hain was also the Chief Executive Officer of Invesco UK, a prominent British asset manager, from 2002 to 2004, and Chief Executive Officer of AIM Trimark, a Canadian mutual fund company, from 1998 to 2002. Mr. Hain was a member of the Executive Management Committee of Amvescap Plc (now Invesco Ltd.), from 1998 to 2005. Mr. Hain’s career in financial services includes senior executive positions in marketing, private banking and retail financial services in North America and Europe, and has comprised major acquisitions, integrations, and product and service delivery innovations. In addition, Mr. Hain has served on the boards and committees of financial services, business, arts, health and social services organizations at the national and local levels in Toronto, Zurich, Winnipeg, Halifax and London. He holds degrees from the University of Toronto (Innis College) and the University of Oxford (Merton College).

Mr. Hain's extensive experience managing investments allows him to provide our Board of Directors with valuable knowledge regarding markets and investment opportunities.

John “Jack” P. Hollihan, III has been a director of JAVELIN since June 18, 2012. Mr. Hollihan has also been a director of ARMOUR since November 2009. Mr. Hollihan has over 29 years of investment banking and investment experience. Mr. Hollihan has served as the lead independent director of City Financial Investment Company Limited (London) and Executive Chairman of Litchfield Capital Holdings (Connecticut) since 2005. Mr. Hollihan has also been a director of American Financial Realty Trust and of Recombine LLC. From 2000 to 2002, Mr. Hollihan was the Head of European Industry Investment Banking for Banc of America Securities (“BAS”), where he was a member of the BAS European Capital Committee and Board, and where he had responsibility for a loan book of $8 billion. Prior to that, from 1986 to 2000, Mr. Hollihan was Head of Global Project and Asset Based Finance and Leasing at Morgan Stanley and was a member of the Morgan Stanley International Investment Banking Operating Committee. In that capacity, he managed $45 billion in asset based and structured financings and leasing arrangements. He is a former trustee of American Financial Realty Trust (NYSE: AFR). Mr. Hollihan holds B.S. (Wharton) and B.A. degrees from the University of Pennsylvania, and a J.D. from the University of Virginia School of Law.

Mr. Hollihan's 29 years of investment banking and investment experience provide valuable insights and advice to our Board of Directors, particularly as it pertains to the capital markets.

Stewart J. Paperin has been a director of JAVELIN since June 18, 2012. Mr. Paperin has also been a director of ARMOUR since November 2009 and served as a member of Enterprise's Board of Directors from its inception in July 2007 to its merger with ARMOUR in November 2009. Mr. Paperin served as Executive Vice President of the Soros Foundation, a worldwide private philanthropic foundation, from 1996 to 2013, where he oversaw financial, administrative and economic development activities. From 1996 to July 2005, Mr. Paperin served as a Senior Advisor and portfolio manager for Soros Fund Management LLC, a financial services company, and since July 2005 has served as a consultant to Soros Fund Management LLC. From 1996 to 2007, Mr. Paperin served as a Director of Penn Octane Corporation (NASDAQ: POCC), a company engaged in the purchase, transportation and sale of liquefied petroleum gas. Prior to joining the Soros organizations, Mr. Paperin served as President of Brooke Group International, an investment firm concentrated on the former Soviet Union, from 1990 to 1993, and as Senior Vice President and Chief Financial Officer of Western Union Corporation, a provider of money transfer and message services which was controlled by Brooke Group, from 1988 to 1990. Prior to Western Union Corporation, Mr. Paperin served as Chief Financial Officer of Timeplex Corporation, a telecommunications equipment provider, from 1986 to 1988 and of Datapoint Corporation, a computer equipment manufacturer, from 1985 to 1986. Prior to Datapoint Corporation, Mr. Paperin served as a financial officer of Pepsico Corporation from 1980 to 1985 and as a management consultant at Cresap McCormick & Paget from 1975 to 1980. Mr. Paperin also served as a member of the Board of Directors of Community Bankers Acquisition Corp., a blank check company formed to acquire an operating business in the banking industry (NYSE MKT LLC: BTC). Mr. Paperin holds a B.A. degree and an M.S. degree from the State University of New York at Binghamton. He is a member of the Council on Foreign Relations and was awarded an honorary Doctor of Humane Letters by the State University of New York.

Mr. Paperin's pertinent experience, qualifications, attributes and skills include financial literacy and expertise, and allows him to provide significant expertise in accounting and financial matters and in analyzing and evaluating financial statements.

Recommendation of the Board of Directors

JAVELIN’s Board of Directors unanimously recommends a vote “FOR” each of the nine nominees for director.

THE BOARD OF DIRECTORS, ITS COMMITTEES AND OTHER
CORPORATE GOVERNANCE INFORMATION
JAVELIN's Mortgage REIT Peer Group

Our Board and management refer to the FTSE NAREIT Mortgage REIT index of 37 companies to identify overall performance and other trends in the mortgage REIT industry. Our Board and management have also identified a focused peer group of four publicly-traded mortgage REITs that we believe are most directly comparable to JAVELIN. The peer group companies are: AG Mortgage Investment Trust, American Capital Mortgage Investment, Apollo Residential Mortgage and Dynex Capital Inc. In addition to reviewing general industry trends and market and regulatory factors applicable to our company, our management carefully reviews these specific companies periodically as part of the process of developing appropriate operating, corporate governance and compensation practices and policies for our company.

Corporate Governance Developments since our 2014 Annual Meeting

We have taken several steps since the 2014 annual meeting of stockholders to ensure sound and effective corporate governance practices, including:

•	Majority voting and director resignation policy

•	Minimum stock ownership guidelines applicable to our executive officers and directors

•	Stock retention policies for our executive officers and directors

•	Stock hedging prohibition for our directors, officers and employees

•	Eliminating pledging of our stock by directors and officers in the future

In addition, as further described in Proposals 3 and 4 in this proxy statement, we are electing to present proposals to conduct advisory (non-binding) votes on executive compensation and on the frequency of future stockholder advisory votes relating to executive compensation at our 2015 annual meeting of stockholders and at future annual meetings as a matter of good corporate practice. We are currently exempt from the requirements under the Jumpstart our Business Startups Act of 2012 (the "JOBS Act") to hold these votes.

Majority Voting for Directors and Director Resignation Policy

On October 28, 2014, our Board approved our Amended and Restated Bylaws (the "Bylaws"). The principal amendment reflected in the Bylaws is to provide that a director nominee will be elected by receiving the affirmative vote of the majority of votes cast on the election of such nominee on a per nominee basis in an uncontested election (which occurs when the number of director nominees is the same as the number of directors elected). The Bylaws further provide that any director nominee who is an incumbent director but who is not elected by the vote required in the Bylaws, and with respect to whom no successor has been elected, shall promptly tender his or her offer to resign to our Board for its consideration following certification of the stockholder vote. Within 90 days following certification of the stockholder vote, our Nominating and Corporate Governance Committee shall consider the tendered resignation offer and make a recommendation to our Board whether or not to accept such offer, and our Board shall act on the Nominating and Corporate Committee's recommendation. In determining whether to accept the resignation, our Nominating and Corporate Governance Committee and Board may consider any factors they deem relevant in deciding whether to accept a director's resignation, including, among other things, whether accepting the resignation of such director would cause the Company to fail to meet any applicable stock exchange or SEC rules or requirements. Thereafter, our Board shall promptly and publicly disclose its decision-making process regarding whether to accept the director's resignation offer or the reasons for rejecting the resignation offer, if applicable, on a Form 8-K. A director who tenders his or her resignation shall not participate in the Nominating and Corporate Governance Committee's recommendation or our Board's action regarding whether to accept such resignation offer. If our Board does not accept the director's resignation, the director will continue to serve until the next annual meeting of stockholders and until the director's successor is duly elected and qualified or until the director's earlier resignation as provided for in the Bylaws or removal as provided for by the Maryland General Corporate Law.

In a contested election, the director nominees who receive a plurality of votes cast will be elected as directors. Under the plurality standard, the number of persons equal to the number of vacancies to be filled who receive more votes than the other nominees are elected to our Board, regardless of whether or not they receive a majority of the votes cast.

Director and Executive Officer Minimum Stock Ownership and Retention Guidelines

On April 7, 2015, we adopted a policy designed to ensure that directors and executive officers attain and maintain meaningful levels of stock ownership over time to better align their interests with the interests of JAVELIN's stockholders. We have established stock ownership targets for non-executive directors to own shares with a basis equal to a minimum of three times their annual base cash retainer (currently $40,000), or $120,000. The targets for each of our Co-Chief Executive Officers, our Chief Financial Officer and Chief Operating Officer are $500,000, $250,000 and $200,000, respectively. Target ownership levels are to be achieved within five years or less and all JAVELIN shares received as compensation (on an after tax basis) are to be retained until the individual’s share ownership targets are met.
Policy Prohibiting Hedging and Future Pledging

On April 7, 2015 we also adopted a policy prohibiting the hedging and future pledging of our securities, which applies to all officers and directors of the Company and provides that such individuals are prohibited from (i) engaging in any hedging transactions (including short-selling, options, puts, and calls, as well as derivatives such as swaps, forwards, and futures transactions) with respect to securities of the Company, and (ii) making or maintaining any pledges of securities of the Company or otherwise holding securities of the Company in a margin account, except with respect to any securities that were already pledged as of the date of adoption of the policy.

Independence of Directors

We adhere to the rules of the New York Stock Exchange ("NYSE") in determining whether a director is independent. The NYSE requires that a majority of our Board of Directors must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of our Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, our Board of Directors has affirmatively determined that Messrs. Chrystal, Guba, Hain, Hollihan and Paperin are independent directors.

Role of the Board of Directors; Risk Management

Our Board of Directors plays an active role in overseeing management and representing the interests of stockholders.  Management, which is responsible for day-to-day risk management, conducts a risk assessment of our business annually. The risk assessment process is global in nature and has been developed to identify and assess our risks, including the nature of the risk, as well as to identify steps to mitigate and manage each risk. Oversight responsibility for each risk is allocated among the full Board of Directors and its committees, and specific Board of Director and committee agendas are developed accordingly.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee and adopted charters for each of these committees. Each of these committees has three directors and is composed exclusively of independent directors, as defined by the listing standards of the NYSE. Moreover, the Compensation Committee is composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) non-employee directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code (“Code”), qualify as outside directors for purposes of Section 162(m) of the Code.

Board and Committee Meetings

During the year ended December 31, 2014, our Board of Directors held four meetings and acted by written consent in lieu of a meeting on five occasions. Our Audit Committee held five meetings, our Compensation Committee held two meetings and our Nominating and Corporate Governance Committee held three meetings. Each of our directors attended at least 75% of the meetings of the Board of Directors and of the Board’s committees on which they served during 2014.

Lead Independent Director

Effective March 5, 2014, our Board of Directors created the position of lead independent director and our independent directors designated Thomas K. Guba as our lead independent director. The lead independent director coordinates the activities of our other independent directors. In addition to the duties of all members of the Board of Directors, the Lead Independent Director has the following additional responsibilities and authority:

•presiding at meetings of the Board of Directors in the absence of, or upon the request of, the Chairman;
•the authority to call executive sessions of the independent directors;
•approving the schedule of, developing the agenda for, and presiding at executive sessions of, the independent directors;
•advising the Chairman and/or the Board of Directors as to the decisions reached, if any, at each executive session;

•serving as the principal liaison between the independent directors, the Chairman and the Co-Chief Executive
Officers;
•advising the Chairman as to the quality, quantity and timeliness of the information submitted by the Company's management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;
•assisting the Board of Directors and the Nominating and Corporate Governance Committee in better ensuring compliance with and implementation of our Corporate Governance Guidelines; and
•recommending to the Chairman, at the direction of the independent directors, the retention of outside advisors and consultants who report directly to the Board of Directors on Board-wide issues.

Until the appointment of Mr. Guba in March 2014, executive sessions of our Board of Directors were presided over by the chairman of the Board committee having authority over the subject matter discussed at the executive session, as appropriate. Effective March 5, 2014, Mr. Guba, our lead independent director, began presiding over executive sessions of our Board of Directors.

Our Board of Directors has adopted a lead independent director charter. A copy of the lead independent director charter is available on JAVELIN’s website at www.javelinreit.com under “Governance Documents.”

Audit Committee

The members of our Audit Committee are Mr. Paperin, Mr. Hain and Mr. Hollihan. Mr. Paperin chairs our Audit Committee. The Audit Committee is responsible for, among other things:

•	engaging independent certified public accountants;

•	reviewing with the independent certified public accountants the plans and results of the audit engagement;

•	approving professional services provided by the independent certified public accountants;

•	reviewing the independence of the independent certified public accountants;

•	considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls;

•	reviewing and approving the Company's related party transactions; and

•	preparing Audit Committee reports.

A copy of the Audit Committee charter is available on JAVELIN’s website at www.javelinreit.com under “Governance Documents.”

Financial Experts on Audit Committee

The Audit Committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined by the NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act. The definition of “financially literate” generally means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, a listed company must certify to the NYSE that the committee will have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Our Board of Directors has determined that Mr. Paperin satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

The Compensation Committee consists of Mr. Hollihan, Mr. Guba and Mr. Paperin. Mr. Hollihan chairs our Compensation Committee. The principle functions of the Compensation Committee are to:

•	evaluating the performance of our officers;

•	reviewing and approving any compensation payable to our officers;

•	reviewing and recommending to our Board of Directors any compensation for our directors;

•	evaluating the performance of our external manager, ACM;

•	reviewing the compensation and fees payable to ACM under the management agreement;

•	administering the issuance of any common stock or other equity awards issued to our officers and directors and personnel of ACM who provide services to us;

•	reviewing and discussing with management disclosures under the “Compensation Discussion and Analysis,” as required by the SEC; and

•	preparing Compensation Committee reports.

A copy of the Compensation Committee charter is available on JAVELIN’s website at www.javelinreit.com under “Governance Documents.”

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2014, Messrs. Hollihan, Guba and Paperin served as the members of the Compensation Committee. Each of the members of the Compensation Committee is an independent director as required under NYSE listing standards. No member of the Compensation Committee is a current or former officer or employee of ours or any of our subsidiaries. There were no transactions during the 2014 fiscal year between us and any of the directors who served as members of the Compensation Committee for any part of the 2014 fiscal year that would require disclosure by us under the SEC's rules requiring disclosure of certain relationships and related-party transactions.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Mr. Hain, Ms. Downey and Mr. Guba. Mr. Hain chairs our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other things:

•	seeking, considering and recommending to the Board qualified candidates for election as directors;

•	periodically preparing and submitting to our Board of Directors for adoption the committee’s selection criteria for director nominees;

•	reviewing and making recommendations on matters involving the general operation of our Board of Directors and our corporate governance;

•	annually recommending to the Board nominees for each committee of the Board; and

•	facilitating the assessment of the Boards’ performance as a whole and of the individual directors and reporting thereon to our Board of Directors.

A copy of the Nominating and Corporate Governance Committee charter is available on JAVELIN’s website at www.javelinreit.com under “Governance Documents.”

Director Compensation

During 2014, we paid our non-executive directors an annual fee of $80,000; 50%, or $40,000 of this fee, was payable in cash and 50%, or $40,000 of this fee, was payable in common stock, or a combination of stock and cash (e.g. to cover estimated income taxes) at the option of the director. Beginning in 2014, we increased the annual fee paid to Mr. Paperin as our Audit Committee Chairman to $35,000, payable in cash, and began paying our non-executive chairman, Mr. Staton, and our new lead independent director, Mr. Guba, an annual fee of $35,000 each, payable in cash, and began paying an annual fee of $25,000, payable in cash, each to Mr. Hollihan as our Compensation Committee chairman and Mr. Hain as our Nominating and Corporate Governance Committee chairman for the additional Board responsibilities associated with the roles. We have not made any changes to the annual directors' fees in 2015.

The Compensation Committee is committed to the ongoing review and evaluation of our non-executive directors compensation levels and program. On April 7, 2015, we adopted a policy designed to ensure that non-executive directors attain and maintain meaningful levels of stock ownership over time to better align their interests with the interests of JAVELIN's stockholders. We have established stock ownership targets for non-executive directors to beneficially own shares with a basis equal to a minimum of three times their annual base cash retainer (currently $40,000), or $120,000. Target ownership levels are to be achieved within five years or less and all JAVELIN shares received as compensation (on an after tax basis) are to be retained until the individual’s share ownership targets are met.

We also adopted a policy prohibiting the hedging and future pledging of our securities by our directors that provides that such individuals are prohibited from (i) engaging in any hedging transactions (including short-selling, options, puts, and calls, as well as derivatives such as swaps, forwards, and futures transactions) with respect to securities of the Company, and (ii) making or maintaining any pledges of securities of the Company or otherwise holding securities of the Company in a margin account, except with respect to any securities that were already pledged as of the date of adoption of the policy.

Although we have adopted our 2012 Equity Incentive Plan for the purpose of making grants of equity-based compensation awards to certain of our directors and other eligible individuals, we have not compensated any members of our Board of Directors with any equity-based awards since our incorporation. The stock awards listed in the Director Compensation table below represent stock issued to our non-employee directors in connection with the annual directors' fees payable in common stock, or a combination of common stock and cash at their option described above.

We do not have, and we do not currently intend to adopt, any plans or programs for our directors that provide for pension benefits or the deferral of compensation.

Any member of our Board of Directors who is also an officer or employee of JAVELIN or its affiliates does not receive any compensation from us for serving on our Board of Directors.

The following table summarizes the compensation that we paid to our non-executive directors in 2014.

2014 Director Compensation Table

Name	Fees Earned or Paid in Cash	Fees Earned or Paid in Cash (1)	Total
Daniel C. Staton (1)	$75,000	$40,000	$115,000
Marc H. Bell (1)	$60,000	$20,000	$80,000
John C. Chrystal	$40,000	$40,000	$80,000
Thomas K. Guba (1)	$105,000	$10,000	$115,000
Robert C. Hain (1)	$89,000	$16,000	$105,000
John P. Hollihan, III (1)	$81,000	$24,000	$105,000
Stewart J. Paperin (1)	$91,000	$24,000	$115,000
(1) Includes up to $40,000 payable in stock, or a combination of stock and cash at the option of the director, to each of our non-executive directors. Certain of our non-executive directors elected to receive a portion of their stock-based board fees in cash to cover estimated income taxes. Shares are distributed quarterly with the actual number of shares being based on the reported closing trade price of JAVELIN common stock on the NYSE at the end of each quarter.

Equity Compensation Plan Information Table

The following information is with respect to our 2012 Stock Incentive Plan as of December 31, 2014.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity Compensation Plans Approved by Stockholders	—	—	359,559
Equity Compensation Plans not Approved by Stockholders	—	—	—
Total	—	—	359,559

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all our directors and officers. We do not have any employees. The code of business conduct and ethics is available at our website at www.javelinreit.com under “Governance Documents.”

Corporate Governance Guidelines

Our Board of Directors has adopted a set of corporate governance guidelines, which provide a framework within which the Board and its committees direct the affairs of JAVELIN. The corporate governance guidelines address the roles of the Board and management, functions of the Board, qualifications for directors, director independence, ethics and conflicts of interest among other matters. The corporate governance guidelines are available at our website at www.javelinreit.com under “Governance Documents.”

Requesting Corporate Governance Documents

Our code of business conduct and ethics, corporate governance guidelines and lead independent director and committee charters are available at our website at www.javelinreit.com. Copies of these documents are also available in print to any stockholder who requests them. Requests should be sent to: JAVELIN Mortgage Investment Corp., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: James R. Mountain.

Communication with the Board of Directors, Independent Directors and the Audit Committee

Our Board of Directors may be contacted by any party via mail at the address listed below:

Chairman
Board of Directors
JAVELIN Mortgage Investment Corp.
3001 Ocean Drive, Suite 201
Vero Beach, Florida 32963

We believe that providing a method for interested parties to communicate directly with our lead independent director, rather than the full Board, would provide a more confidential, candid and efficient method of relaying any interested party’s concerns or comments. The lead independent director and the independent directors can be contacted by any party via mail at the address listed below:

Lead Independent Director
JAVELIN Mortgage Investment Corp.
3001 Ocean Drive, Suite 201
Vero Beach, Florida 32963

The Audit Committee has adopted a process for anyone to send communications to the Audit Committee with concerns or complaints concerning our Company’s regulatory compliance, accounting, audit or internal controls issues. The Audit Committee can be contacted by any party as via mail at the address listed below:

Chairman
Audit Committee
JAVELIN Mortgage Investment Corp.
3001 Ocean Drive, Suite 201
Vero Beach, Florida 32963

Relevant communications are distributed to the Board, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded or redirected, as appropriate, such as: business solicitations or advertisements; junk mail and mass mailings; resumes and other forms of job inquiries; spam; and surveys. In addition, material that is unduly hostile, threatening, potentially illegal or similarly unsuitable will be excluded; however, any communication that is excluded will be made available to any outside director upon request.

JAVELIN’S EXECUTIVE OFFICERS
The following is a list of individuals serving as named executive officers of JAVELIN (collectively, the “named executive officers” and individually, each a “named executive officer”) during 2014 and as of the date of this proxy statement. All named executive officers serve at the discretion of our Board of Directors.

Name	Age	Position
Scott J. Ulm	56	Co-Chief Executive Officer, Co-Vice Chairman, Chief Investment Officer and Head of Risk Management
Jeffrey J. Zimmer	57	Co-Chief Executive Officer, Co-Vice Chairman and President
James R. Mountain	55	Chief Financial Officer, Treasurer and Secretary
Mark Gruber	39	Chief Operating Officer and Head of Portfolio Management

Please refer to the biographical information for Mr. Ulm and Mr. Zimmer listed above in the section titled “Director Nominees.”  The biographical information for Mr. Mountain and Mr. Gruber is provided below.

James R. Mountain has been the Chief Financial Officer and Treasurer of JAVELIN since September 1, 2012 and Secretary of JAVELIN since March 5, 2014. Mr. Mountain also became the Chief Financial Officer of ARRM (and later its successor, ACM) and the Chief Financial Officer and Treasurer of ARMOUR on September 1, 2012. Mr. Mountain has been the Secretary of ARMOUR since March 5, 2014. Mr. Mountain has also served as the Chief Financial Officer and Secretary of SBBC since January 2015. Mr. Mountain joined JAVELIN after having spent over 30 years at Deloitte. Mr. Mountain has significant experience in securitization transactions, having been involved in that market since its inception in the mid-1980s, and helped to build Deloitte's securitization practice. With significant experience in all facets of complex and structured financial transactions, he was also involved in the early development of Deloitte's global capital markets practice. In these roles, he advised his partners and clients on both the buy-side and sell-side of the capital markets, as well as their regulators, regarding the financial reporting, control, valuation, risk management, and strategic aspects of cutting-edge financial transactions. Mr. Mountain also previously served as a partner in Deloitte's national office, where he supervised the review and consultation process relating to securities offerings by banks, thrifts, securities deals, insurance companies, and investment companies. Mr. Mountain is the Vice-Chair of the Financial Management Committee of the Mortgage Bankers Association and a member of the Association's Residential Board of Governors. Mr. Mountain earned his Bachelor of Arts degrees in accounting and in economics from the University of Montana, as well as a Master of Business Administration from the University of California, Berkeley. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Mr. Mountain is a Trustee of the University of Montana Foundation and previously chaired the Foundation's audit and finance committee.

Mark Gruber has been the Chief Operating Officer of JAVELIN since September 3, 2013 and the Head of Portfolio Management since October 3, 2012. Mr. Gruber has also been the Head of Portfolio Management of ACM (and its predecessor, ARRM) since June 2010 and its Chief Operating Officer since September 3, 2013. Mr. Gruber has served as the Chief Operating Officer and Head of Portfolio Management of SBBC since January 2015. Mr. Gruber has also served as Chief Operating Officer of ARMOUR since September 3, 2013 and as the Head of Portfolio Management since June 2010. From April 2008 until joining ARRM in June 2010, Mr. Gruber managed an approximately $1.1 billion mortgage portfolio for Penn Mutual Life Insurance. From June 2005 to March 2008, Mr. Gruber was Vice-President of Research and Trading at Bimini Capital Management, Inc., a publicly traded REIT that managed approximately $4 billion in agency mortgage assets. Mr. Gruber previously worked for Lockheed Martin at the Knolls Atomic Power Laboratory where he was an engineer for the Naval Nuclear Propulsion Program. Mr. Gruber holds an M.B.A. with University Honors from the Tepper School of Business at Carnegie Mellon, an M.S. degree in Mechanical and Aerospace Engineering from the University of Virginia, and a B.S. degree in Mechanical Engineering with High Honors from Lehigh University.

EXECUTIVE OFFICER COMPENSATION
Compensation Discussion and Analysis

This compensation discussion and analysis describes our compensation objectives and policies in relation to compensation received by our named executive officers for the year ended December 31, 2014, which consist of Scott J. Ulm, our Co-Chief Executive Officer, Co-Vice Chairman, Chief Investment Officer and Head of Risk Management, Jeffrey J. Zimmer, our Co-Chief Executive Officer, Co-Vice Chairman and President, James R. Mountain, our Chief Financial Officer, Treasurer and Secretary, and Mark Gruber, our Chief Operating Officer and Head of Portfolio Management.

We, through our management agreement with ACM and our equity compensation program, seek to attract, motivate and retain top quality senior executives who are committed to our core values of stockholder value, prudent risk-taking and integrity. The Compensation Committee acknowledges that the REIT and mortgage investment industry is highly competitive and that experienced professionals have significant career mobility. We compete for executive talent with a large number of REIT companies, funds, financial institutions and specialty finance companies, some of which are privately owned and some of which have significantly larger market capitalization than we do. We are a specialized company in a highly competitive industry and our ability to attract, retain and reward our named executive officers and other key employees is essential to maintaining our competitive position in the real estate finance industry.

We are managed by ACM pursuant to a management agreement. We do not have any employees whom we compensate directly with salaries or other compensation. Our executive officers and other key professionals are employees of ACM and are compensated by ACM for their services to us. Certain of our named executive officers also hold an ownership interest in ACM. See the section titled, “Certain Relationships and Related Party Transactions” below for a further description of the management agreement and the relationship between ACM and JAVELIN.

We have not compensated and do not intend to compensate our named executive officers in 2015 through our equity compensation program for 2014 performance. However, we expect to consider making equity incentive grants to our named executive officers and other key professionals going forward based on JAVELIN's performance and growth.

The Compensation Committee is committed to the ongoing review and evaluation of our executive officer compensation levels and program. On April 7, 2015, we adopted a policy designed to ensure that executive officers attain and maintain meaningful levels of stock ownership over time to better align their interests with the interests of JAVELIN's stockholders. We have established stock ownership targets for each of our Co-Chief Executive Officers, our Chief Financial Officer and Chief Operating Officer to beneficially own JAVELIN common shares with a basis equal to a minimum of $500,000, $250,000 and $200,000, respectively. Target ownership levels are to be achieved within five years or less. We also adopted a policy for our executive officers that all JAVELIN shares received as compensation (on an after tax basis) are to be retained until the individual’s share ownership targets are met.

We also adopted a policy prohibiting the hedging and future pledging of our securities by our officers, which provides that such individuals are prohibited from (i) engaging in any hedging transactions (including short-selling, options, puts, and calls, as well as derivatives such as swaps, forwards, and futures transactions) with respect to securities of the Company, and (ii) making or maintaining any pledges of securities of the Company or otherwise holding securities of the Company in a margin account, except with respect to any securities that were already pledged as of the date of adoption of the policy.

It is the committee’s view that compensation decisions are best made after a deliberate review of company and individual performance, as well as mortgage REIT industry compensation levels, within the risk parameters established by management and the Board of Directors. Consistent with this view, the Compensation Committee periodically assesses our performance within the context of the mortgage REIT industry’s overall performance and internal performance standards and evaluates individual executive officer performance relative to the performance expectations for their respective position.

COMPENSATION COMMITTEE REPORT
In accordance with the powers and duties of the Compensation Committee as set forth in its charter, the committee hereby reports the following:

1.
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K set forth elsewhere in this Proxy Statement; and

2.
Based on the review and discussion referred to in the preceding paragraph, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

John P. Hollihan III (Chairman)
Thomas K. Guba
Stewart J. Paperin

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of the close of business on April 6, 2015 by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all of our officers and directors as a group.

As of the close of business on April 6, 2015, we had 11,991,162 shares of common stock issued and outstanding. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Approximate Percentage of Outstanding Common Stock

Officers and Directors
Scott J. Ulm	22,525		*
Jeffrey J. Zimmer	21,775		*
James R. Mountain	4,000		*
Mark Gruber	0		0.00%
Daniel C. Staton	135,772	(3)	1.13%
Marc H. Bell	127,285		1.06%
John Chrystal	10,072		*
Thomas K. Guba	6,142		*
Robert C. Hain	1,828	(4)	*
John P. Hollihan, III	2,742		*
Stewart J. Paperin	2,742	(5)	*
All directors and executive officers as a group (11 individuals)	334,883		2.79%

Five Percent Holders:
The Vanguard Group Inc.	765,596	(6)	6.38%
*less than 1%
(1) Unless otherwise noted, the business address of each of the following is 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963.
(2) Includes shares of common stock which the person has the right to acquire within 60 days of April 6, 2015.
(3) Represents shares held by DM Staton Family Limited Partnership. These shares are pledged as security for a line of credit with Credit Suisse. Mr. Staton is a general partner and a limited partner of DM Staton Family Limited Partnership. Mr. Staton has a pecuniary interest in the shares held by DM Staton Family Limited Partnership.
(4) Represents shares of common stock held by the RCH Guernsey Trust with HW Trust Company Limited acting as the trustee of the Trust.  Mr. Hain is deemed to beneficially own the shares held by the RCH Guernsey Trust and has a pecuniary interest in the shares held therein.
(5) Represents shares held by the Stewart J. Paperin Family Trust. Mr. Paperin is deemed to beneficially own the shares held therein.
(6) Based on a Schedule 13G filed with the SEC on February 10, 2015. The Vanguard Group Inc. has sole voting and dispositive power with respect to 600 shares and 764,996 shares, respectively, and shared voting and dispositive power with respect to no shares and 600 shares, respectively. The Vanguard Group Inc.'s address is 100 Vanguard Blvd., Malvern, PA, 19355.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Management Agreement

On October 5, 2012, we entered into a management agreement with ARRM, which requires ACM, the successor to ARRM, to manage our business affairs in conformity with certain restrictions contained in the management agreement, including any material operating policies adopted by us.

Pursuant to the terms of the management agreement, as amended from time to time, ACM is responsible for (i) advising us with respect to, arranging for, and managing the acquisition, financing, management and disposition of, our investments, (ii) evaluating the duration risk and prepayment risk of our investments and arranging borrowing and hedging strategies, and (iii) coordinating our capital raising activities. In conducting these activities, ACM advises us on the formulation of, and implementation of, our operating strategies and policies, arranges our acquisition of assets, monitors the performance of our assets, arranges for various types of financing and hedging strategies, and provides administrative and managerial services in connection with our day-to-day operations, as may be required from time to time for management of our assets. In addition, ACM provides us with executive personnel along with administrative personnel, office space, and other appropriate services required in rendering ACM’s management services to us.

Pursuant to the management agreement, ACM is entitled to receive a monthly management fee equal to 1/12th of (a) 1.5% of Gross Equity Raised (as defined below) up to $1 billion and (b) 1.0% of Gross Equity Raised in excess of $1 billion. Pursuant to the management agreement, “Gross Equity Raised” is defined as an amount in dollars calculated as of the date of determination that is equal to (a) the initial equity capital of JAVELIN which followed our initial public offering and our concurrent private placement, plus (b) equity capital raised in public or private issuances of JAVELIN’s equity securities (calculated before underwriting fees and distribution expenses, if any are payable by us), less (c) capital returned to the stockholders of JAVELIN (which includes (i) the purchase price of equity securities we repurchase, and (ii) dividends we pay to the extent that such dividends are deemed a return of capital for tax purposes), as adjusted to exclude (d) one-time charges pursuant to changes in generally accepted accounting principles ("GAAP") and certain non-cash charges after discussion between our external manager and the Board of Directors and approved by a majority of the Board of Directors.

The management agreement has an initial term of five years. Following the initial term, the management agreement will automatically renew for successive one-year renewal terms unless we give notice to ACM of our intent not to renew the agreement 180 days prior to the expiration of the initial term or any renewal term, as applicable, and unless ACM gives us notice of its intent not to renew the agreement 180 days prior to the expiration of the initial term or any renewal term, as applicable.

On March 5, 2014, we entered into a first amended and restated management agreement with ARRM. The purpose of the first amended and restated management agreement was to clarify, among other things, that (i) Gross Equity Raised excludes: (a) the value of securities we repurchase, and (b) dividends we pay to the extent that such dividends are deemed a return of capital for tax purposes; (ii) a Corporate Event, as defined in the first amended and restated management agreement, will be deemed a termination without cause, entitling ACM to a termination fee, as described below, if such a Corporate Event occurs during the term of the first amended and restated management agreement; and (iii) upon a termination of the first amended and restated management agreement by us without cause, the first amended and restated management agreement provides that we shall pay ACM a termination fee equal to the greater of (a) the management fee as calculated immediately prior to the effective date of the termination of the first amended and restated management agreement for the remainder of the then current term, or (b) three times the management fee paid to ACM in the preceding twelve-month period before such termination, calculated as of the effective date of the termination.

On December 19, 2014, ARRM was converted into a Delaware limited partnership and changed its name to ACM under Delaware law, which resulted in ACM becoming the successor to ARRM as our manager in connection with the conversion and name change. Effective January 1, 2015, entities owned by Messrs. Staton and Bell became owners, collectively, of 25% of the limited partnership interests in ACM and SBBC became 99% owned by ACM, pursuant to a contribution agreement dated October 31, 2014.

On February 23, 2015, we entered into a second amended and restated management Agreement with ACM. The purpose of the second amended and restated management agreement was to reflect ACM's succession under Delaware law to ARRM as our manager.

We may not terminate the first amended and restated management agreement during the initial term, except for cause, or in connection with a Corporate Event, as defined in the first amended and restated management agreement. Also, in the event of a termination without cause, ACM is obligated to pay a termination fee to SBBC under the sub-management agreement, as amended from time to time (see discussion of SBBC and the sub-management agreement in the following paragraph).

We rely on the facilities and resources of ACM to conduct our operations. Costs and expenses incurred by ACM on behalf of us or our subsidiaries are reimbursed to ACM in cash on a monthly basis. Costs and expense reimbursement to ACM are subject to adjustment at the end of each calendar year in connection with our annual audit.

The monthly management fee shall never be less than 1/12th of $900,000, unless ACM determines it will accept less than that amount. Payment of the management fee will not be affected by impairment to assets acquired. We do not pay ACM any incentive fees.

ACM uses the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us.

ACM was paid an aggregate of approximately $3.6 million, $3.3 million and $0.6 million in management fees for services provided to us during 2014, 2013 and 2012, respectively.

Sub-Management Agreement

JAVELIN and ARRM entered into a sub-management agreement on October 5, 2012 with SBBC. Pursuant to the sub-management agreement, SBBC provides the following services to support ACM's (the successor to ARRM) performance of services to us under the management agreement, in each case upon reasonable request by ACM: (i) serving as a consultant to ACM with respect to the periodic review of our investment guidelines; (ii) identifying for ACM potential new lines of business and investment opportunities for us; (iii) identifying for and advising ACM with respect to selection of independent contractors that provide investment banking, securities brokerage, mortgage brokerage and other financial services, due diligence services, underwriting review services, legal and accounting services, and all other services as may be required relating to our investments; (iv) advising ACM with respect to our stockholder and public relations matters; (v) advising and assisting ACM with respect to our capital structure and capital raising; and (vi) advising ACM on negotiating agreements relating to programs established by the U.S. government. In exchange for such services, ACM pays SBBC a monthly retainer of $115,000 and a sub-management fee of 25% of the net management fee earned by ACM under the management agreement we entered into with ACM. The sub-management agreement continues in effect until it is terminated in accordance with its terms. SBBC is also the sub-manager of ARMOUR and provides ACM the services described above in connection with ACM’s management of ARMOUR.

On February 23, 2015, we entered into a first amended and restated sub-management agreement with SBBC for the purpose of reflecting ACM's succession under Delaware law to ARRM as our manager and to revise certain terms and conditions in the sub-management agreement that became inapplicable as a result of SBBC becoming 99% owned by ACM.

ACM paid an aggregate of approximately $1.7 million, $1.6 million and $0.3 million of its management fees to SBBC in the form of sub-management fees for services provided to us during 2014, 2013 and 2012, respectively.

“JAVELIN Mortgage Investment Corp.” and “ARMOUR Residential Management, LLC” License Agreement

We entered into a license agreement with ARRM on October 5, 2012 pursuant to which ARRM granted us non-exclusive, royalty free licenses to use the names “JAVELIN Mortgage Investment Corp.” and “ARMOUR Residential Management, LLC” and the Internet address www.javelinreit.com. Other than with respect to these licenses, we have no legal right to use the “JAVELIN Mortgage Investment Corp.” and “ARMOUR Residential Management, LLC” names or the JAVELIN website. In the event the management agreement is terminated, we would be required to change our Internet address and name and eliminate all use of or reference to “JAVELIN Mortgage Investment Corp.” and “ARMOUR Residential Management, LLC.”

Review, Approval or Ratification of Transactions with Related Persons

We intend to insure that all transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, are on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, require prior approval by our Audit Committee or a majority of our disinterested independent directors or the members of our Board of Directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We do not enter into any such transaction unless our Audit Committee or disinterested directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Independence of Directors

Please refer to “Independence of Directors” under the previous section titled, “The Board of Directors, Its Committees and Other Corporate Governance Information.”

PROPOSAL 2- RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

Deloitte served as our independent registered public accountants for the years ended December 31, 2013 and December 31, 2014, and the Audit Committee of our Board of Directors has appointed Deloitte as our independent registered certified public accountants for fiscal year 2015. The Audit Committee is responsible for the appointment, oversight and termination of our independent registered certified public accountants. We are seeking the ratification of our stockholders of this appointment, although our Audit Committee is not bound by any stockholder action on this matter.

If the appointment of Deloitte as our independent registered certified public accountants is not ratified by our stockholders, the Audit Committee will reconsider its appointment, but may nevertheless retain Deloitte. Also, even if the appointment of Deloitte as our independent registered certified public accountants is ratified by our stockholders, the Audit Committee may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines, in its discretion, that such a change would be in our best interests. Deloitte has advised us that no partner or employee of Deloitte has any direct financial interest or any material indirect interest in JAVELIN other than receiving payment for its services as our independent certified public accountants. Representatives of Deloitte are expected to attend the annual meeting in person or telephonically, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Fees Paid to Independent Registered Certified Public Accountants

The following tables set forth the aggregate fees billed to JAVELIN by Deloitte during the years ended December 31, 2014, and December 31, 2013:

Audit-Related Fees

	Year Ended December 31, 2014	Year Ended December 31, 2013
Audit Fees	$355,000	$325,000
Audit-Related Fees	125,000	120,000
Tax Fees	74,992	59,901
All Other Fees	—	—
Total	$554,992	$504,901

Audit Fees.“Audit Fees” consist of fees and related expenses billed for professional services rendered for the audit of the financial statements and services that are normally provided by our independent auditors in connection with statutory and regulatory filings or engagements. For example, audit fees included fees for professional services rendered in connection with quarterly and annual reports, and the issuance of consents by our independent auditors to be named in our registration statements and to the use of their audit report in the registration statements.

Audit-Related Fees. “Audit-Related Fees” and “All Other Fees” consist of fees and related expenses for products and services other than services described under “Audit Fees” and “Tax Fees.”

Tax Fees. “Tax Fees” consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning and structuring. Deloitte provided federal and state tax return preparation services during 2014 and 2013.

Audit Committee Pre-Approvals of Audit, Audit-Related, Tax and Permissible Non-Audit Services

In connection with its audit of our financial statements for the years ended December 31, 2014 and December 31, 2013, we had no disagreement with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

The Audit Committee periodically approved the provision of various audit, audit-related, tax and other permissible non-audit services by Deloitte. The Audit Committee plans to continue to review and pre-approve such services as appropriate. All of the services provided by Deloitte in 2014 and 2013 were approved by our Audit Committee pursuant to these procedures. Our Audit Committee will continue to review and pre-approve such services as appropriate.

Recommendation of the Board of Directors

JAVELIN's Board of Directors recommends a vote “FOR” the ratification of Deloitte as our independent registered certified public accountants for the 2015 fiscal year.

AUDIT COMMITTEE REPORT
Our Audit Committee oversees our financial reporting process on behalf of the Board, in accordance with the Audit Committee charter. Management is responsible for our financial statements and the financial reporting process, including the system of internal controls. Our independent registered public accounting firm, Deloitte, is responsible for expressing an opinion on the conformity of our audited financial statements with GAAP for the period from June 21, 2012 through December 31, 2012 and for the years ended December 31, 2013 and December 31, 2014.

In fulfilling its oversight responsibilities, our Audit Committee reviewed and discussed with management and Deloitte the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Our Audit Committee also reviewed and discussed with management and Deloitte the disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Controls and Procedures” included in the Annual Report on Form 10-K for the year ended December 31, 2014.

Our Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent registered public accounting firm’s communications with our Audit Committee concerning independence, and our Audit Committee discussed with the independent registered public accounting firm their independence from us. Our Audit Committee has discussed with Deloitte the matters required to be discussed by Auditing Standard No. 16, as amended, as adopted by the PCAOB. When considering Deloitte's independence, our Audit Committee considered whether their provision of services to us beyond those rendered in connection with their audit and quarterly review work was compatible with maintaining their independence. Our Audit Committee also reviewed, among other things, the nature of audit-related services provided and the amount of fees paid to Deloitte for their audit and audit-related services, both separately and in the aggregate.

In reliance on the reviews and discussions referred to above, prior to the filing of our Annual Report on Form 10-K for the year ended December 31, 2014 with the SEC, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in such Annual Report on Form 10-K for filing with the SEC.

The members of our Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and discussions with the independent registered public accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with GAAP, or that Deloitte is in fact “independent.”

Submitted by the Audit Committee of the Board of Directors:

Stewart J. Paperin (Chairman)
Robert C. Hain
John P. Hollihan, III

PROPOSAL 3 - ADVISORY (NON-BINDING) VOTE APPROVING JAVELIN'S 2014 EXECUTIVE COMPENSATION
We are electing to provide an advisory (non-binding) vote on executive compensation at the annual meeting as a matter of good corporate practice. Under the JOBS Act, newly public emerging growth companies are allowed to gradually "phase-in" certain disclosure and other requirements for as many as five years, including with respect to conducting an advisory (non-binding) vote on executive compensation. We are currently exempt from conducting an advisory (non-binding) vote on executive compensation,

We are presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our equity compensation program for the named executive officers listed under "JAVELIN's Executive Officers" in this proxy statement by voting for or against the following resolution.

"RESOLVED, that the stockholders approve, on an advisory basis, the 2014 compensation of JAVELIN's named executive officers, as disclosed in the Company's Proxy Statement for the 2015 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure."

While the vote is advisory and not binding on us, it will provide information to us and the Compensation Committee regarding stockholder sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining compensation for our named executive officers for the remainder of 2015 and beyond.

As described in more detail under the heading, "Executive Officer Compensation" and "Certain Relationships and Related Party Transactions," we are externally managed by ACM, pursuant to the second amended and restated management agreement between our manager and us. In 2014, we did not have any employees whom we compensated directly with salaries or other cash compensation. Our named executive officers' compensation was derived from the management fees we pay to our manager.

Recommendation of the Board of Directors

JAVELIN's Board of Directors recommends a vote “FOR” the approval of JAVELIN's 2014 compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL 4 - ADVISORY (NON-BINDING) VOTE ON FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES RELATING TO JAVELIN'S EXECUTIVE COMPENSATION

We are electing to provide an advisory (non-binding) vote on the frequency of future stockholder advisory votes relating to executive compensation at the annual meeting as a matter of good corporate practice. Under the JOBS Act, newly public emerging growth companies are allowed to gradually "phase-in" certain disclosure and other requirements for as many as five years, including with respect to conducting an advisory (non-binding) vote on the frequency of future stockholder advisory votes relating to executive compensation. We are currently exempt from conducting an advisory (non-binding) vote on the frequency of future stockholder advisory votes relating to executive compensation.

We are including this proposal to give our stockholders the opportunity to inform us as to how often they wish the Company to include a proposal for an advisory (non-binding) vote on executive compensation, similar to Proposal 3, in our future proxy statements.

We are presenting the following proposal, which gives you, as a stockholder, the opportunity to inform us as to whether you wish us to hold an advisory (non-binding) vote on executive compensation once every one (1) year, two (2) years, or three (3) years, or you may abstain from voting on the proposal set forth in the following resolution.

"RESOLVED, that the stockholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company's named executive officers as set forth in the Company's proxy statements should be every one (1) year, every two (2) years, or every three (3) years."

The Board recommends that you vote “ONE (1) YEAR” as the desired frequency for the Company to hold a non-binding, advisory vote of the stockholders on executive compensation. We believe this frequency is appropriate because (i) this provides the highest level of accountability to our stockholders, and (ii) it aligns the stockholder vote with the frequency of our review of our compensation programs.

Because your vote is advisory in nature, it will not be binding on or overrule decisions by the Board. However, the Board will take into account the outcome of this vote when considering the frequency of future advisory votes on executive compensation.

Recommendation of the Board of Directors

JAVELIN's Board of Directors recommends a vote of “ONE (1) YEAR” as the preferred frequency for advisory votes on executive compensation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our directors, executive officers and persons who beneficially own 10% or more of our common stock file with the SEC initial reports of ownership and reports of changes in ownership of our stock and our other equity securities. To our knowledge, based solely on a review of the copies of such reports furnished to us, during the year ended December 31, 2014, all such filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners were complied with.

STOCKHOLDER PROPOSAL DEADLINE
Stockholders interested in submitting a proposal for inclusion in our proxy materials for the 2016 annual meeting of stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. Stockholder proposals intended to be presented at the 2016 annual meeting of stockholders must be received by JAVELIN for inclusion in JAVELIN’s proxy statement and form of proxy relating to that meeting by December 15, 2015.

OTHER MATTERS
The Board of Directors knows of no other matters to come before the annual meeting. However, if any other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their best judgment on such matters.

By order of the Board of Directors,
Scott J. Ulm
Co-Chief Executive Officer and Vice Chairman
April 13, 2015
A copy of JAVELIN's annual report on Form 10-K for the fiscal year ended December 31, 2014, including the financial statements and the schedules thereto, but excluding exhibits thereto, which has been filed with the SEC will be made available without charge to interested stockholders upon written request. A copy of any exhibit thereto will be made available upon the payment of our reasonable expenses in furnishing the exhibit. Written requests should be sent to: James R. Mountain, JAVELIN Mortgage Investment Corp., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone - QUICK *** EASY
IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

JAVELIN MORTGAGE INVESTMENT CORP.
Your phone or Internet vote authorizes the named proxies to vote your shares int he same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on May 26, 2015.

:INTERNET/MOBILE -
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

(PHONE - 1-(866) 894-0537
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.	*MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED

PROXY									Please mark your votes like this	☒

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1, 2 AND 3 AND "ONE (1) YEAR" FOR PROPOSAL 4
									FOR	AGAINST	ABSTAIN
Proposa1 1 - To elect nine (9) directors to JAVELIN's Board of Directors as listed below to serve until JAVELIN's 2016 annual meeting of stockholders and until his or her successor is duly elected and qualified.
	FOR All Nominees ☐	WITHHELD As to All Nominees ☐			Proposal 3 - Advisory approval of JAVELIN's 2014 executive compensation.				☐ ☐ ☐
Proposal 4 - Advisory approval of the frequency of future stockholder advisory votes relating to JAVELIN's executive compensation.
						ONE (1) YEAR	TWO (2) YEARS	THREE (3) YEARS	ABSTAIN
NOMINEES: 01 Scott J. Ulm 06 Thomas K. Guba 02 Jeffrey J. Zimmer 07 Robert C. Hain 03 Daniel C. Staton 08 John P. Hollihan, III 04 Marc H. Bell 09 Stewart J. Paperin 05 John C. Chrystal						☐	☐	☐	☐
(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)					☐	Please check the box if you plan on attending the Annual Meeting.

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO BOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

		FOR	AGAINST	ABSTAIN
Proposal 2 - To ratify the appointment of Deloitte & Touche LLP as JAVELIN's independent registered certified public accountants for the fiscal year 2015.		☐ ☐ ☐
COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature, if held jointly	Date	, 2015.
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

IMPORTANT NOTICE REGARDING THE AVAILABLITY OF PROXY MATERIALS FOR THE 2015 ANNAUL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 27, 2015

The accompanying proxy statement and the 2014 Annual Report on Form 10-K are available at:

www.javelinreit.com

If you plan to attend the annual meeting, you can obtain directions to the Vero Beach Hotel & Spa from the hotel's website at: www.verobeachhotelandspa.com

FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED

PROXY

JAVELIN MORTGAGE INVESTMENT CORP.

ANNUAL MEETING OF STOCKHOLDERS
MAY 27, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF JAVELIN MORTGAGE INVESTMENT CORP.

The undersigned stockholder of JAVELIN Mortgage Investment Corp., a Maryland corporation (“JAVELIN”), having read the Notice of Annual Meeting of Stockholders and the proxy statement dated April 13, 2015, receipt of which are hereby acknowledged, revoking all prior proxies hereby appoints Scott J. Ulm and Jeffrey J. Zimmer, or either of them, with full power to act as proxy of the undersigned and with full power of substitution, to vote all shares of common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of JAVELIN to be held at the Vero Beach Hotel and Spa, 3500 Ocean Drive, Vero Beach, Florida 32963 at 10:00 a.m. Eastern time, on May 27, 2015, and any adjournment or postponement thereof, on the matters set forth in this proxy and described in the proxy statement, and in their discretion with respect to such other matters as may be properly be brought before the meeting or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN OR, IF NO DIRECTION IS MADE, WILL BE VOTED "FOR" EACH OF PROPOSALS 1, 2 AND 3 AND "ONE (1) YEAR" FOR PROPOSAL 4 LISTED HEREIN.

(Continued, and to be marked, dated and signed on the other side)